EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS

FREDERICK, MD, August 10, 2022 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, today announced its financial results for the third quarter and nine months ended September 30, 2022.

TOMI Chief Executive Officer, Dr. Halden Shane, stated, “The third quarter delivered continued increased demand for our SteraMist technology as we saw growth in customer sales orders of 5% compared to the prior year. Due to customer imposed extended delivery timelines, we saw growth in our customer sales backlog which we expect to convert into revenue in late 2022 and early 2023.”

Through September of 2022, we have received $7,900,000 in customer sales orders which represents 25% growth compared to the first nine months of 2021. The increase in sales orders is largely attributable to increased demand for our Custom Engineered Systems (CES) as well routine and new iHP Service engagements, both of which should benefit our long term business model with recurring solution sales and service revenues.

We grew revenue sequentially by 20% which was largely due to increased demand for our mobile equipment. Operating loss saw a 24% reduction compared to the second quarter 2022 due to higher revenue, gross profit and reduced operating expenses.

Operating expenses decreased 16% for the nine months ended September 30, 2022 resulting in a 32% decrease in our loss from operations compared to the first nine months of 2021.

During the third quarter we increased our employee headcount in our customer experience, sales and technology departments in response to our growing customer base and backlog. Our enhanced technology department will accelerate R&D initiatives and streamline internal production as we take on larger CES projects.

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“We continue to make good progress in 2022 and look to close out the year with a strong fourth quarter and a growing sales pipeline as we head into 2023,” Dr. Shane concluded.

Financial Results for the Three Months Ended September 30, 2022 compared to September 30, 2021

•	Total net revenue was $1,760,000 compared to $2,205,000.

•	Gross margin was 60.9% compared to 59.6%.

•	Operating loss of ($654,000) compared to ($487,000).

•	Net loss was ($653,000) or ($0.03) per basic and diluted share, compared to ($487,000) or ($0.03) per basic share.

•	EBITDA was a loss of ($571,000) compared to ($417,000). A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company's financial information below.

Financial Results for the Nine Months Ended September 30, 2022 compared to September 30, 202

•	Total net revenue was $5,527,000 compared to $5,744,000.

•	Gross margin was 61.8% compared to 60.8%.

•	Operating loss improved to ($2,176,000) compared to ($3,190,000). The improved operating loss was attributable to lower operating expenses.

•	Net loss was ($2,175,000) or ($0.11) per basic and diluted share, compared to ($2,776,000) or ($0.17) per basic share.

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EBITDA was a loss of ($1,928,000) compared to ($2,550,000), representing an improvement of $622,000. A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company's financial information below.

•	Cash used in operations was ($929,000) compared to ($3,823,000), representing an improvement of $2,894,000.

Balance sheet highlights as of September 30, 2022

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•	Cash and cash equivalents were approximately $4.3 million.

•	Deferred revenue was $1.2 million.

•	Working capital was $9.3 million.

•	Shareholders’ equity was $11.8 million.

Recent Financial Highlights:

•	25% growth in customer orders received for the nine months ended September 30, 2022, when compared to the same prior year period.

•	5% growth in customer orders received for the three months ended September 30, 2022, when compared to the same prior year period.

•	Received $7.9 million in orders from key global fortune 500 customers and expect to recognize this revenue upon product delivery throughout 2022 and 2023.

•	Customer sales backlog of $2,659,000 as of September 30, 2022.

Recent Business Highlights:

•	Received multiple purchase orders for TOMI’s iHP Custom Engineered System (CES).

•	We announced that SteraMist provides protection against Monkeypox and other pathogens as the world combats increasing frequency of outbreaks.

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Presented our products at the International Association for Food Production Annual Meeting, where renowned food safety, academic, and governmental professionals attended. The Company demonstrated its SteraMist iHP cold plasma technology and how SteraMist preserves the shelf life of produce. A poster summarizing the fourth and latest published paper by the USDA was presented at the meeting, which stated that “H2O2 residues on the surface of tomato fruit decreased rapidly after the treatment.” Disinfecting food while leaving no residue on food is particularly important to maintain the quality and freshness of the product, and we believe that SteraMist, which uses H2O2 solutions, is capable of providing this important advantage.

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We announced that a U.S. based multinational pharmaceutical company is expanding the use of SteraMist decontamination products, advancing SteraMist as this pharmaceutical company’s decontamination standard.

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Received purchase order for an iHP Custom Engineered System (CES) from Avid Bioservices, Inc. (Avid) for implementation in Avid’s new purpose-built viral vector development and manufacturing facility in Costa Mesa, California.

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•	We announced that SteraMist is to be utilized by a world-renowned influenza vaccine company that focuses on innovative research, transformative technologies, production, and distribution

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We announced that the U.S. Department of Health and Human Services (HHS), the largest biomedical research agency in the world, has purchased SteraMist disinfection systems for its Africa-based Biosafety Level 3 Laboratory (BSL-3) laboratory.

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Launched our fourth generation SteraMist Environment System. The system will now be 24 voltages, allowing for universal outlet usage and convert even more of the hydrogen peroxide BIT Solution to hydroxyl radicals thus lowering H2O2 PPM levels allowing for faster turnaround time. In addition, the unit will have eight (8) outputs where four (4) are dedicated to our regular process of Injection, Dwell, and Aeration along with a light beacon status bar and four (4) are programmable to meet the customer needs for any external equipment they may desire to work with the system.

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Successfully completed a second 24-month storage stability, this one to meet US EPA requirements (first one was for EU BPR submission and had different methods/requirements). With the patented 7.8% product, Binary Ionization Technology Solution is safe to ship by air and store under normal ambient conditions. The study will be submitted for EPA review, and expiration date extended going forward upon EPA approval.

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Recent SteraMist food safety customers and partners are conducting further studies to prove SteraMist in the industry. Soli Organic Inc., one of the nation’s largest commercial indoor organic growing companies, obtained multiple SteraMist systems to protect their controlled indoor growing food process from costly fungus, Botrytis. The combination of all SteraMist systems purchased will be used daily, on a continuous cycle, to disinfect everything from seed trays that the soil and plants sit in, and the plants themselves.

Conference Call Information

TOMI will hold a conference call to discuss Third Quarter 2022 results at 4:30 p.m. ET today, November 10, 2022.

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To participate in the call by phone, dial (800) 225-9448 approximately five minutes prior to the scheduled start time. International callers please dial (203) 518-9708. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website at:

https://www.webcaster4.com/Webcast/Page/2262/47087

A replay of the teleconference will be available until November 24, 2022 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 47087. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

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Forward-Looking Statements

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to anticipated recognition of revenue in the remainder of 2022; expected sales pipeline; financial performance and operating results; upcoming launch of new products; expected growth in sales and market demand; revenue opportunities of CES products in 2022 and brand recognition of our products; Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to evaluate our performance internally and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. Although we believe that the use of non-GAAP financial measures enhances its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP as set forth below. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

Current Assets:	September 30, 2022 (Unaudited)	December 31, 2021
Cash and Cash Equivalents	$4,335,481	$5,317,443
Accounts Receivable - net	2,337,915	1,964,776
Other Receivables	164,150	235,904
Inventories	4,712,952	4,743,280
Vendor Deposits	481,788	288,586
Prepaid Expenses	349,328	343,573
Total Current Assets	12,381,614	12,893,562

Property and Equipment – net	1,285,471	1,488,319

Other Assets:
Intangible Assets – net	975,900	956,284
Operating Lease - Right of Use Asset	543,173	583,271
Capitalized Software Development Costs - net	-	10,476
Other Assets	458,605	341,006
Total Other Assets	1,977,678	1,891,037
Total Assets	$15,644,763	$16,272,918

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,180,805	$1,054,040
Accrued Expenses and Other Current Liabilities	626,510	664,608
Deferred Revenue	1,155,025	6,000
Current Portion of Long-Term Operating Lease	100,282	91,775
Total Current Liabilities	3,062,622	1,816,423

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	784,970	861,415
Total Long-Term Liabilities	784,970	861,415
Total Liabilities	3,847,592	2,677,838

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued
and outstanding at September 30, 2022 and December 31, 2021	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at September 30, 2022 and December 31, 2021	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
19,763,955 and 16,761,513 shares issued and outstanding
at September 30, 2022 and December 31, 2021, respectively.	197,640	196,810
Additional Paid-In Capital	57,317,483	56,941,209
Accumulated Deficit	(45,718,590)	(43,543,576)
Total Shareholders’ Equity	11,797,171	13,595,080
Total Liabilities and Shareholders’ Equity	$15,644,763	$16,272,918

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Sales, net	$1,759,620	$2,204,569	$5,526,598	$5,743,549
Cost of Sales	688,633	890,273	2,113,624	2,252,133
Gross Profit	1,070,987	1,314,296	3,412,974	3,491,415

Operating Expenses:
Professional Fees	106,411	117,654	391,737	397,928
Depreciation and Amortization	82,619	69,805	247,662	225,666
Selling Expenses	365,054	465,304	1,271,788	1,275,137
Research and Development	118,182	93,274	254,608	494,645
Consulting Fees	43,012	63,805	145,757	265,588
General and Administrative	1,009,229	991,090	3,277,485	4,022,650
Total Operating Expenses	1,724,507	1,800,933	5,589,037	6,681,614
Income (loss) from Operations	(653,520)	(486,637)	(2,176,063)	(3,190,199)

Other Income (Expense):
Gain Upon Debt Extinguishment	-	-	-	414,583
Interest Income	370	79	1,048	698
Interest Expense	-	-	-	(1,034)
Total Other Income (Expense)	370	79	1,048	414,247

Income (loss) before income taxes	(653,150)	(486,558)	(2,175,015)	(2,775,952)
Provision for Income Taxes	-	-	-	-
Net Income (loss)	$(653,150)	$(486,558)	$(2,175,015)	$(2,775,952)

Net income (loss) Per Common Share
Basic	$(0.03)	$(0.03)	$(0.11)	$(0.17)
Diluted	$(0.03)	$(0.03)	$(0.11)	$(0.17)

Basic Weighted Average Common Shares Outstanding	19,758,520	16,843,045	19,736,666	16,805,145
Diluted Weighted Average Common Shares Outstanding	19,758,520	16,843,045	19,736,666	16,805,145

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The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	For The Three Months Ended		For The Nine Months
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(653,150)	$(486,558)	$(2,175,015)	$(2,775,952)

Interest Income	(370)	(79)	(1,048)	(698)
Interest Expense	-	-	-	1,034
Depreciation and Amortization	82,619	69,805	247,662	225,666
Other	-	-	-	-
EBITDA (Loss)	$(570,902)	$(416,832)	$(1,928,402)	$(2,549,950)

Equity Compensation Expense	-	-	297,766	-
Other	-	-	-	-
Adjusted EBITDA (Loss)	$(570,902)	$(416,832)	$(1,630,634)	$(2,549,950)

Net revenue	$1,759,620	$2,204,569	$5,526,598	$5,743,549
Adjusted EBITDA Margin	-32%	-19%	-30%	-44%

INVESTOR RELATIONS CONTACT:
John Nesbett/Jennifer Belodeau IMS Investor Relations tomi@imsinvestorrelations.com

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